EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT ACQUIRES
STONERIDGE FARMS IN NASHVILLE FOR $47.75 MILLION
IRVINE, Calif., Dec. 31, 2015 – Steadfast Apartment REIT announced today the acquisition of Stoneridge Farms, a 336-unit apartment community in Nashville’s Smyrna submarket for $47.75 million—bringing its total acquisition activity to $1.2 billion. The REIT now owns 617 units in the state of Tennessee, for a total of 9,858 units in 11 states.
“2015 was an exceptional year for Steadfast,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “We were in a position to acquire attractive assets such as Stoneridge Farms that we believe meet our investment criteria and long-term growth objectives. As we look to 2016, we will continue to seek new opportunities in key markets, while actively managing our existing portfolio to maximize the return for our investors.”

Constructed in 2005, Stoneridge Farms is a gated, garden-style apartment community offering spacious one, two and three-bedroom apartment homes that average 1,162 square feet with an average in-place rent of $1,024. Stoneridge Farms is currently 97.6% occupied. The apartment homes feature breakfast bars, private sunrooms or patios, fireplaces, walk-in closets, washer/dryer connections and detached garages, with select models boasting jetted garden tubs and double vanities.
Residents also have access to an expansive amenity package that includes a business center, media center, tanning bed, pool and spa, playground, car care center and a pet park. Fitness enthusiasts enjoy a lighted tennis court, fitness center and walking/jogging trails.
Steadfast Apartment REIT will implement a moderate value enhancement program at Stoneridge Farms to upgrade all unit interiors. Select enhancements will be made to common areas.
Stoneridge Farms is located Smyrna, one of the fastest growing and most dynamic communities in the Nashville area where the cost of living is 9 percent lower than the U.S. average. Interstate 24 is adjacent to the property, providing residents easy access to retail and various employers, including the Nissan Smyrna Vehicle Assembly and Battery Plant, which employees more than 8,000 people. Additionally, Topre America, General Mills, Interstate Warehousing and Nissan plan to either invest in new facilities or expand current facilities, which will lead to more job creation.

About Steadfast Apartment REIT
    Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles. Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.